                                                                Exhibit 10.16
                                January 24, 2008

James P. Fogarty
Managing Director
Alvarez & Marsal, LLC
600 Lexington Avenue
6th Floor
New York, NY  10022

                  Re: Letter Agreement of September 28, 2005, as amended

Dear Jim:

     This letter (the "Third  Amendment")  addresses  various matters related to the  engagement  letter dated  September 28, 2005, as amended March 10, 2006 and
March 21,  2007,  (the  "Letter")  between  Alvarez & Marsal,  LLC  ("A&M")  and
American Italian Pasta Company (the "Company"). Upon execution hereof by each of the parties below, this Third Amendment will amend the Letter.

     1.  Paragraph  1(a) (iii) of the Letter  states that the  staffing  levels, after  the  Phase One  Review  (as  defined  herein),  will be  agreed  with the
Company's  board of directors  (the  "Board") or its  designees.  From and after
January 16,  2008,  A&M will no longer have any  dedicated  or minimum  staffing level  commitment  to the  Company,  but instead  will make  available  James P.
Fogarty and others of its professional  staff only on an hourly consulting basis as requested by the Company.  The hourly rates charged by A&M for such requested consultation  services shall be $600 for Mr. Fogarty,  $375 for Mr. Pfeiffer and
$275 for Mr. Goudy.  The hourly rates for other A&M personnel,  by position held at A&M,  shall be Director -- $375-500;  Associate  -- $275-375;  and Analyst --
$200-275.

     2. In the event the  Company  so  requests,  Mr.  Fogarty  agrees to accept designation as the Company's principal  executive officer,  and to serve in that capacity without  compensation other than as contemplated in paragraph 1, above, at the time the Company is  prepared  to file with the SEC its Annual  Report on
Form 10-K for its fiscal year ended  September 30, 2005 (the "2005  10-K"),  and
agrees  that  he  will  sign  and  deliver   such   Report,   and  all  required
certifications and related documents, in such capacity.

     3. A&M has  submitted  herewith its final  statement for all amounts due it for services, expenses and expense reimbursements through January 16, 2008, with the exception of expense reimbursements, which A&M will submit to the Company no later  than  forty-five  (45) days  from the date of this  Third  Amendment.  No further  amounts are or will be due by the Company to A&M except with respect to
(1) services  rendered pursuant to paragraph 1, above, (2) the remaining balance of the  incentive  fee as described  in paragraph 4, below,  and (3) the expense reimbursements  submitted  pursuant to this paragraph.  The retainer of $500,000 remitted by the Company to A&M,  including  accrued interest  thereon,  shall be offset  against that portion of the incentive  payment due A&M upon execution of this Third Amendment as set forth in paragraph 4 below.  The Company may, in its sole discretion, require the return of any excess funds. The payment obligations set  forth in this  paragraph  3 and in  paragraph  4 below  shall  survive  the termination of the Letter.

     4. The parties agree that the total amount of the incentive payment due A&M pursuant to the Second  Amendment  dated March 21, 2007, is $1,040.000.  Of this amount, $520,000 is paid herewith, the receipt of which is acknowledged, and the remaining  $520,000  of which will be paid upon the  earlier to occur of (1) the second  business day after the date on which the Company  files with the SEC its
2005 10-K,  (2) October 31, 2008, or (3) a "change of control".  For purposes of this  paragraph,  a "change of control"  means if "any  person," as such term is used in Sections  13(d) and 14(d) of the Securities and Exchange Act of 1934, as
amended  (other  than  the  Company,  any  trustee  or other  fiduciary  holding securities  under an employee  benefit  plan of the  Company or any  corporation
owned,   directly  or  indirectly,   by  the  stockholders  of  the  Company  in
substantially  the same proportions as their ownership of stock of the Company), is or becomes  the  "beneficial  owner" (as defined in Rule  13(d)(3)  under the
Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the Company's  then  outstanding  securities or more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities.

     The Company and A&M also agree that the Letter is terminable by the Company at any time and with or  without  reason,  and that the  Letter,  including  the
Indemnification Agreement, as amended hereby, is hereby ratified and approved in all other respects.

     If the  foregoing  is  acceptable  to  you,  please  sign  this  letter  to acknowledge your agreement with its terms.

                                            Sincerely,

                                            American Italian Pasta Company

                                            By:  /s/ William R. Patterson
                                                --------------------------------
                                                     William R. Patterson
                                                     Chairman
Accepted and Agreed:

Alvarez & Marsal, LLC

By:   /s/ James P. Fogarty
    ----------------------------------------
         James P. Fogarty
         Managing Director